Exhibit 10.45

FACILITY LOAN AGREEMENT

This FACILITY LOAN AGREEMENT (this “Agreement”) is made by and between Invisa, Inc. (the “Company”) and Friday Harbour, LLC (the “Lender”).

WHEREAS, the Company has experienced a severe cash shortage as described in the Company’s 10-Q for the fiscal quarter ended March 31, 2005;

WHEREAS, the Company has an immediate need for a debt facility providing assured access to up to $50,000 to maintain current operations and to retain or rehire certain essential employees;

WHEREAS, the Company desires to have the potential to expand the debt facility for an additional $50,000 for up to $100,000 if needed to establish more long-term financing;

WHEREAS, the Company requested that Lender provide the needed debt facility;

WHEREAS, the owners and managers of Lender have certain equity interests in the Company and desire that the Company have an opportunity to remain operational, retain or rehire certain essential employees and pursue its potential for success; and

WHEREAS, after arm’s length negotiations, the Lender is willing to make the requested debt facility available to the Company on the terms and conditions contained in the herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

RECITALS AND DEFINITIONS

1.1  Incorporation of Recitals. It is expressly agreed that the recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

1.2  Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein.

“Advance” shall mean a good faith advance in the amount of $10,000 that was made by Lender to the Company on May 24, 2005, to meet the Company’s immediate cash needs pending the finalization and execution of a definitive Facility agreement;

“Business Day” shall mean a day other than a Saturday or Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commitment Termination Date” shall mean twelve months from the effective date of this Agreement.

“Common Stock” shall mean the shares of common stock, par value $.001 per share, of the Company.

“Conversion Notice” shall mean a written notice given by Lender in person, by mail or by fax to the Company of its election to convert the Loan Amount into Common Stock.

    “Conversion Price” shall mean the closing price of the Company’s stock on May 24, 2005, which was $0.075 (seven and one half cents) per share, subject to proportional adjustment in the event the Company; (a) pays a dividend or makes a distribution on its Common Stock in the form of Common Stock; (b) subdivides its outstanding shares of Common Stock into a greater number of shares; (c) combines its outstanding shares of Common Stock into a smaller number of shares; or (d) issues by reclassification of its Common Stock, or by merger or reorganization, any interests of the Company or any successor entity. In the event of any such occurrences, the Conversion Price shall be proportionately adjusted to a price that would have permitted the Lender to receive the aggregate number of shares of Common Stock which the Lender would have owned immediately following such action if the Lender had exercised its right to convert the Loan Amount immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

“Default” shall mean any event, act of condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Effective Date” of this Agreement and the Facility shall mean the date on which this Agreement is signed by the last party required on the signature page to execute same.

“Expansion Facility” shall mean the potential increase in the size of the Facility Amount from $50,000 to $100,000 under the terms of this Agreement which expansion may be implemented during the term of the Facility by the mutual written agreement of Lender and the Company.

“Event of Default” shall mean any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“GAAP” shall mean generally accepted accounting principles in the United States of American in effect form time to time.

“Loan Amount” shall mean the amount of all outstanding Loans under the Facility including any interest accrued thereon.

“Maturity Date” shall mean the first to occur of: (i) the Commitment Termination Date (May 24, 2006), (ii) the date on which the Company closes an Agreement to merge, or for a Subsidiary of the Company to merge (including a reverse triangular merger), with a third party, or (iii) the date on which the Company enters into a commitment for an investment in the amount of $500,000 or greater.

“Facility” shall mean the $50,000 convertible credit facility to be provided by the Lender to the Company pursuant to this Agreement and the Expansion Facility if implemented by mutual written agreement of Lender and the Company.

“Facility Amount” shall mean $50,000. Upon implementation of the Expansion Facility by mutual written agreement of Lender and the Company, the Facility Amount shall mean $100,000. The Advance shall be deemed part of the Facility Amount.

“Person” shall mean an individual, partnership, corporation, Limited Liability Company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any or its material property or to which such Person or any of its material property is subject.

    “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Subsidiary” shall mean, with respect to any Person, any other Person whose shares of stock or other security having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person are, at the time as of which any determination is made, owned by such Person either directly or indirectly through one or more entities constituting subsidiaries.

1.3  Other Definitional Provisions.

(a)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Exhibit references are to this Agreement unless otherwise specified.

(b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)  “Includes” “including” and like expressions are not limiting, i.e., “including” implies “including, without limitation,” etc.

(d)  “Or” shall have the meaning ordinarily attributed to “and/or.”

ARTICLE 2

THE LOANS

2.1  Agreement to Make Loans. Subject to the terms and conditions hereof, Lender agrees to make loans to the Company up to an aggregate amount equal to the Facility Amount giving effect to the Advance. Notwithstanding the aggregate amount of Loans then made, Lender’s obligation to continue to make loans hereunder shall terminate (however Lender shall retain the right without obligation under Section 3.2(c) to voluntarily make additional Loans up to the Facility Amount) on the first to occur of: (i) the Commitment Termination Date (May 24, 2006), (ii) the date on which the Company closes an Agreement to merge, or for a Subsidiary of the Company to merge (including a reverse triangular merger), with a third party, or (iii) the date on which the Company enters into a commitment for an investment in the amount of $500,000 or greater. As used herein, the term “Loan” or “Loans” shall mean the loans made by the Lender in accordance with this Section 2.1. Any Loan, when repaid, may not be re-borrowed.

2.2  Notes. In order to evidence each Loan made under this Facility, the Lender may require the Company to execute and deliver to Lender a promissory note, payable to the order of the Lender and in a principal amount equal to the amount loaned. In the absence of a Note for any (or all Loans), Lender’s cancelled check or, in the absence of a cancelled check, the Company’s books, shall serve as confirmation of the Loan and the Loan shall have the terms provided in this Agreement.

2.3  Procedure for Making Loans.

(a)  Subject to the terms and conditions herein, each Loan shall be made as the Company shall request subject to and in accordance with this Section 2.3. The Company shall give the Lender at least seven (7) Business Days’ prior written notice of each requested borrowing (unless the Lender in its sole discretion consents to a shorter period of notice). Each such notice shall be irrevocable and shall specify the amount requested and the date that such Loan is to be made.

     (b)  On the Funding Date specified in such notice, the Lender shall make the Loan available to the Company by check.

     (c)  Unless otherwise agreed by the Lender, any borrowing hereunder shall be in accordance with a written schedule of Loans to be jointly established and subject to the mutual written agreement of Lender and the Company.

2.4  Repayment of Loan Amounts. The Loans, if not earlier converted into Common Stock in accordance with Section 3.2, hereof or accelerated upon or below, shall be due and payable, together with all accrued and unpaid interest thereon on the Maturity Date. Unless a payment is received at a time when no Default or Event of Default exists and is earmarked for a specific purpose (e.g., a periodic interest payment), the general rule for application of payments to the Obligations shall call for application: (i) first, to accrued expense or indemnity Obligations then due under this Agreement or any Note; (ii) second, to accrued interest under any Note; and (iii) third, to principal of the Loans.

2.5  Voluntary Prepayment. The Company may voluntarily prepay all or any portion of the outstanding Obligations to the Lender without penalty.

ARTICLE 3

OTHER LOAN-RELATED PROVISIONS

3.1  Interest Rate and Payments. No interest shall be charged or paid on any Loan hereunder for ninety (90) days from the Effective Date (“Interest Holliday”). Following said Interest Holliday; the outstanding principal of all Loans hereunder shall accrue interest at the rate of ten percent (10%) per annum, until the Loan is paid in full. All interest and principal outstanding under any Note shall be payable on the Maturity Date or such earlier date upon which the Note or any relevant portion thereof shall be repayable in accordance with the terms hereof.

3.2  Conversion of the Facility. The Facility Amount (regardless of the Loan Amount then or ever outstanding) shall be convertible at the sole discretion of the Lender into shares of Common Stock of the Company, subject to and in accordance with the provisions set forth below:

(a)  Conversion Term. Upon the giving of a Conversion Notice at any time prior to May 24, 2006, the Lender may, in its sole discretion, convert all or any portion of the Facility Amount into shares of Common Stock (“Conversion”).

(b)  Conversion Price. The number Shares of Common Stock to be issued to Lender upon the conversion shall be determined by dividing the Facility Amount (including the Expanded Facility Amount, if the Facility has been expanded by mutual written agreement of Lender and the Company) plus accrued but unpaid interest by the applicable Conversion Price then in effect (the “Conversion Shares”).

(c)  Mechanics of Conversion. Upon receipt by the Company of a Conversion Notice, the Company shall promptly issue and deliver to the Lender a certificate or certificates for the number of shares of Common Stock to which the Lender is entitled based upon the then applicable Conversion Price. To the extent that the Loan Amount outstanding under the Facility (or Expanded Facility, if the Facility has been expanded by mutual written consent of Lender and the Company) on the date of Conversion Notice is less than the Facility Amount, the Lender shall deliver to the Company a check in an amount that brings the Loan Amount outstanding on the date of the Conversion Notice up to an amount equal to the Facility Amount.

(d)  Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of all or any portion of the Facility Amount as provided for herein. All fractional shares shall be rounded to the nearest whole share.

(e)  Piggyback Registration Rights. At any time while the Lender has the right to Convert or holds any shares received on Conversion, the Lender shall have the right to require the Company to include, at the Company’s cost, any shares of Common Stock received (or which may be received upon Conversion) by the Lender upon Conversion of all or any portion the Facility Amount (including the Expanded Facility Amount, if the Facility has been expanded by mutual written agreement of Lender and the Company) in any registration statement filed by the Company with the U. S. Securities and Exchange Commission (“Piggy Back Registration Right”) provided that (i) the registration form is applicable to the Piggy Back Registration Right, (ii) if there is an underwriter, the underwriter does not reasonably object to the inclusion of the shares covered by the Piggy Back Registration Right and (iii) the exercise of the Piggy Back Registration Right does not breach or violate any restriction on piggy back registration in the subject registration statement. Whenever the Lender requests inclusion in any registration statement, the Company shall use its commercially reasonable efforts to effect the registration. In connection with any registration statement in which the Lender is participating pursuant to this Section, the Lender shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connecting with any such registration statement or prospectus.

ARTICLE 4

REPRESENTATIONS, WARRANTS AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Lender as of the date hereof that:

     4.1  Existence. The Company: (a) is duly organized, validly existing and in good standing under the laws of the State of Nevada and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

     4.2  Power: Authorization: Enforceable Obligations. The Company: (i) has the power and authority, and the legal right, to make, deliver and perform this Agreement, entered into the Facility, borrow funds from Lender, execute Loans hereunder, issue shares of the Company’s Common Stock upon Conversion, and include the Conversion Shares in any Registration Statement filed by the Company (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the borrowing of the Loans on the terms and conditions of this Agreement and the conversion of the principal amounts of the Loans outstanding or the Obligations, as applicable, for shares of Common Stock on the terms and under the circumstances provided for herein. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person (including Persons who are beneficiaries of Contractual Obligations of the Company) is required to be obtained or made by or on behalf of the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the borrowing of the Loan hereunder or the conversion of the principal amounts of the Loans outstanding plus accrued interest for shares of Common Stock on the terms an under the circumstances provided for in Section 3.2 hereof. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    4.3  No Legal or Contractual Bar. The borrowing of the Loans hereunder and the use of the proceeds thereof by the Company and the conversion of the principal amounts of the Loans outstanding plus accrued interest for shares of Common Stock under the circumstances provided for herein: (a) do not and will not violate any Requirement of Law or Contractual Obligation of the Company or permit the acceleration of any obligation of the Company pursuant to any such Contractual Obligation and (b) do not and will not result in, or require, the creation of imposition of any Lien on any of the Company’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

       4.4  Litigation. There are no: (i) actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Company, threatened against the Company or (ii) judgments, injunctions, writs, ruling or orders by any Governmental Authority against the Company.

 4.5  Certain Regulations. The Company is not (a) an “investment company,” or a company “controlled by an “investment company,” within the meaning of the Investment Company Act of 1940; (b) a “holding company,” or an “affiliate” of a “holding company” or a “Subsidiary company:” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935; or (c) to the knowledge of the Company, subject to any other law, regulation or order restricting its ability to incur debt or to grant Liens.

4.6  Compliance with Laws. The Company has obtained all material approvals required by any Governmental Authority to carry on its business as now being conducted. Each of such approvals is in full force and effect and the Company is in compliance in all material respects with the terms and conditions of such approvals, and is also in compliance in all material respects with all other provisions of any applicable environmental law.

     4.7  Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

     4.8  Waiver. The Company has waived any potential conflict of interest which could otherwise ever be asserted against the Lender and its managers and owners arising out of matters relating to this Agreement or the Facility.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Company that:

5.1  Investment Experience: Access: Investigation.

(a)  Access to Information. The Lender, in making its investment decision hereunder, represents that: (a) it has read, reviewed and relied solely on the publicly available information concerning the Company and any independent investigation made by it and its representatives, if any; (b) it has been afforded an opportunity to request from the Company to review, and has received, all additional information requested from the Company, (c) it acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Loans, other than as contained in this Agreement, and if given or made, any such other information or representation has not been relied upon as having been authorized by the Company.

(b)  Reliance on own Advisors. The Lender has relied completely on the advice of, or has consulted with, his or her own personal tax, investment, legal or other advisors and has not relied on the Company, or any of their affiliates, officers, directors, attorneys, accountants, representatives, agents, advisors or any affiliates or any of the foregoing and each other person, if any who controls any of the foregoing, within the meaning of Section 15 of the Securities Act, for any advice.

(c)  Capability to Evaluate. The Lender has such knowledge and experience in financial and business matters, either directly or through its representatives or advisors, that it is capable of evaluating the merits and risks of the prospective investment, which risks are substantial.

(d)  Ability to Bear Economic Risk. The Lender understands and acknowledges that an investment in the Notes and the shares of Common Stock involve a high degree of risk. The Lender acknowledges that it has the ability to bear the economic risk of its investment pursuant to this Agreement.

(e)  Investment; No Distribution. The Lender is acquiring the Notes and the Common Stock solely for the Lender’s own account for investment purposes as a principal and not with a view to the resale or distribution of all or any part thereof. The Lender is aware that there may be legal and practical limits on the Lender’s ability to sell or dispose any of the Notes and the Common Stock and, therefore, that the Lender must bear the economic risk of its investment for an indefinite period of time. It is possible that the Lender may incur a total loss of its investment. Lender is aware that the Notes and the Conversion Shares, while subject to Piggy Back Registration Rights, have not been registered and are therefore restricted as to transfer under the applicable federal securities laws. The Lender has adequate means of providing for the Lender’s current needs and possible contingencies and does not have a need for liquidity of this investment. The Lender’s commitment to illiquid investments, including the investments provided for herein, is reasonable in relation to the Lender’s net worth.

(f)  No General Solicitation. None of the Notes and the Common Stock were offered to the Lender through, and the Lender is not aware of, any form of general solicitation or general advertising with respect to this Agreement and the transactions contemplated hereby, including, without limitation: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or via the Internet, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Lender further understands that the Company is relying in part on this representation to ensure compliance with the Securities Act.

ARTICLE 6

CONDITIONS OF LENDING

The obligation of the Lender to make any Loan hereunder is subject to the following conditions precedent, each of which may be waived in the discretion of the Lender:

6.1  Representations and Warranties. Each of the representations and warranties made by the Company pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

6.2  No Default. The Company shall have complied with each and every covenant and agreement applicable to it contained in this Agreement and no Event of Default shall have occurred and be continuing on such date or after giving effect to the applicable Loan.

     6.3  Other Documentation. The Lender shall have received such other documentation and information as it may reasonably request.

6.4  No Material Change. After the date hereof, the Company does not experience any adverse change, which Lender reasonably considers material, in: (i) its business, (ii) its ability to continue to conduct or remain in business, (iii) its business prospects, (iv) the trading market for its Common Stock, (v) its ability to retain essential personnel, (vi) pending or threatened litigation or (vii) any representation made herein.

ARTICLE 7

EVENTS OF DEFAULT

7.1  Event of Default. The following are Events of Default under this Agreement and under all Loans and Notes hereunder:

(a)  The Company shall fail to pay: (i) any principal of the Loan when due in accordance with the terms hereof of (ii) any interest on the Loan, in either case within then (10) Business Days of the date when due in accordance with the terms hereof; or

(b)  The Company shall default in the observance or performance of any other covenant or agreement contained in this Agreement and such default continues for fifteen (15) days after the date that the Lender has given written notice to the Company specifying such default and requiring that it be remedied; or

(c)  (i) The Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors, or (C) cease doing business in the ordinary course; or (ii) there shall be commenced against the Company any case, proceeding or other action or a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 50 days from the entry thereof; or (iv) the Company shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set fort in clause (i), (ii), or (iii) above; or (v) the Company shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(d)  Any representation or warranty made by the Company under this Agreement shall be false or incorrect in any material respect on the date such representation or warranty was made; or

(e)  This Agreement or any Note shall, for any reason, fail or cease to be enforceable in any material respect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (c) above, with respect to the Company, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement or any Note shall immediately become due and payable, (B) if such event is any other Event of Default, the Lender may, by written notice to the Company, declare the Loan hereunder (with accrued but unpaid interest thereon) and all other amounts owing under this Agreement or any Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, (C) the Lender may exercise all rights and remedies available to it in equity, at law, or pursuant to the provisions of this Agreement or otherwise, (D) the Lender may terminate its commitment to make any future Loans to the Company (and such commitment automatically shall terminate if such event is an Event of Default specified in clause (i) or (ii) of subsection (c) above with respect to the Company).

7.2  Remedies Not Exclusive. The remedies conferred upon or reserved to the Lender in this Section 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender.

ARTICLE 8

MISCELLANEOUS

8.1  Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless the Lender and each of its successors, assigns, heirs, Subsidiaries, Affiliates and all of the officers, directors, employees, partners, owners and agents (including attorneys and accountants) of each of the aforementioned Persons, and each of them from and against any and all losses, claims, damages, liabilities, reasonable expenses, costs of collection or foreclosure, workout or restructuring expenses, reasonable attorney’s fees and disbursements, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of any kind or nature whatsoever, whether at law or in equity, whether known or unknown, foreseen or unforeseen, heretofore or hereafter arising out of, relating to, or connected with this Agreement, any Loan, Note or Conversion under this Agreement and potential conflict of interest of Lender waived herein or the failure of any representation or warranty made by the Company herein or in any other documents or agreements contemplated hereby to be true in all material respects or the failure of the company to comply in all material respects with the covenants and agreements contained in this Agreement or in any other documents or agreements contemplated hereby (but excluding (i) any such losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of the Lender to the extent incurred by reason of the gross negligence or willful misconduct of the Lender or (ii) litigation solely between the Company, on the one hand, and the Lender, on the other hand, in connection with this Agreement, any Note or in any way relating to the transactions contemplated hereby or thereby if, after final non-appealable judgment, the Lender is not the prevailing party or parties in such litigation). The agreements in this subsection shall survive the termination of this Agreement.

8.2  Amendments. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both the Lender and the Company.

8.3  Notices. All notices, requests and demands to or upon the respective parties hereto be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered: (a) by hand, upon receipt or (b) three (3) days after being deposited in the mail, postage prepaid, or (c) in the case of facsimile transmission notice, when received (with confirmation of receipt), or (d) in the case of delivery by a nationally recognized overnight courier, when received, in each case addressed to such addresses or fax number as may be hereafter notified by the respective parties hereto.

8.4  Successors and Assigns. The Company may not assign its rights or obligations under this Agreement or the Note without the consent of the Lender. This Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and permitted assigns.

8.5  Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

8.6  Captions. The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect.

8.7  Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.

8.8  Severability. Any provision of this Agreement which is prohibited or enforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction shall not invalidate or render enforceable such provision in any other jurisdiction.

8.9  WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE COMPANY AND THE LENDER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY NOTE OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE COMPANY AND THE LENDER ACKNOWLEDGE THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANY AND THE LENDER TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

8.10  GOVERNING LAW. THIS AGREEMENT AND ANY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THEREOF.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of he date first above written.

LENDER FRIDAY HARBOUR, LLC

Date: June 1, 2005	By:	/s/ Debra Duffey
Debra Duffey
Title: Manager

COMPANY INVISA, INC.

Date: June 1, 2005	By:	/s/ Stephen A. Michael
Stephen A. Michael
Title: Acting President